Exhibit 99.1

Zoran Corporation:
Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(415) 388-1635
(408) 523-6500	bonnie@mcbridegrp.com
ir@zoran.com

Company Web Site:
www.zoran.com

ZORAN CORPORATION REPORTS RECORD FOURTH QUARTER AND YEAR END
2005 RESULTS

Record annual revenues driven by strength in digital camera and DTV businesses which achieved 217 and 75 percent revenue growth, respectively

SUNNYVALE, Calif.  (January 30, 2006)  — Zoran Corporation (Nasdaq NM: ZRAN), a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets, today reported results for its fourth quarter and year ended December 31, 2005.

Revenues for the fourth quarter were $109.3 million, compared with $117.5 million last quarter and $74.8 million for the same quarter in 2004.  The Company reported a net loss for the fourth quarter of $2.1 million, or $0.05 per share, compared with net income of $5.0 million, or $0.11 per diluted share, for the previous quarter and a net loss of $30.1 million, or $0.70 per share, for the fourth quarter of last year.  Included in net loss for the fourth quarter were charges of $13.0 million related to the Company’s ongoing amortization of certain acquisition related expenses such as the amortization of purchased intangible assets and deferred stock compensation.

Non-GAAP net income for the fourth quarter was $10.9 million, or $0.23 per diluted share, which excludes the amortization of acquisition-related purchased intangibles and deferred stock compensation expense. This compares to non-GAAP net income of $18.1 million, or $0.39 per diluted share, for the previous quarter and a net loss of $16.3 million, or $0.38 per share, for the fourth quarter of 2004.

For the full year 2005, total revenues increased to $395.8 million, up from $378.9 million for 2004.  The Company reported a net loss of $27.0 million, or $0.61 per share, compared to a net loss of $47.4 million, or $1.11 per share, in 2004.  Included in the net loss for the year were $54.5 million related to the Company’s ongoing amortization of certain acquisition related expenses such as the amortization of purchased intangible assets and deferred stock compensation as well as a charge for in-process research and development.

Non-GAAP net income for 2005 was $27.5 million or $0.61 per diluted share, which excludes the amortization of acquisition-related purchased intangibles, deferred stock compensation and in-process research and development expense.  This compares to non-GAAP net income of $2.8 million, or $0.06 per diluted share in the prior year.

“In 2005 we grew annual revenues and profits while continuing to execute on our key strategy to diversify our business,” said Dr. Levy Gerzberg, Zoran’s president and chief executive officer.  “At the same time, we secured many design wins across all product lines from major manufacturers, solidifying our position in our core markets for the coming year and beyond. The impact of these achievements has translated into a much stronger company with continued increases in profitability from our well-diversified revenue base.  We are looking forward to additional success in 2006.”

Recent Highlights

•      Zoran announced on January 26, 2006, that it entered into an agreement with MediaTek, Inc. to settle pending patent litigation. Under the terms of the agreement, Zoran will receive an initial cash payment for licensing fees as well as ongoing monthly payments related to royalties.  In addition, Zoran and its wholly owned subsidiary, Oak Technology, Inc., have been negotiating a resolution of separate litigation against MediaTek and United Microelectronics Corporation with respect to certain contractual claims and a resolution is expected to be reached within the next 30 days.

•                  Zoran significantly diversified its revenue base in 2005, ending the year with 28 percent Mobile, which is comprised mostly of digital cameras, 13 percent DTV, 21 percent Imaging and 38 percent DVD.  This compares with Zoran’s 2004 revenue mix which was 10 percent Mobile, 7 percent DTV, 22 percent Imaging and 61 percent DVD.

•                  Zoran-based iSee video recorder for iPod chosen Best of Show at Macworld.

•                  Zoran solutions powered over 100 new products at the Consumer Electronics Show earlier this month in Las Vegas including new digital cameras from Olympus, Pentax, Premier, Samsung and others.

•                  New Zoran-based digital TV products on display at the Consumer Electronics Show included new models from Acer, Homecast, Humax, Orion, Philips, Sanyo, Semco, Sharp, Thomson, Xoceco and others.

•                  Zoran and Thomson Tuner Group announced the availability of a digital-to-analog A-74 and ATSC compliant reference design powered by Zoran’s SupraHD DTV processor, the Cascade 2 demodulator, and Thomson’s ATSC tuner.  The compact design allows CRT manufacturers to integrate, decode and display digital television feeds directly into the analog television chassis.

•                  Zoran announced the opening of a joint product development laboratory with Xiamen Overseas Chinese Electronic Corporation Limited (Xoceco) that enables both companies to collaborate more closely on the development of new products using Zoran’s highly integrated ATSC and DVB solutions for Digital TV chassis and set top box products.

•                  Zoran announced the availability of two new reference designs for DVD recorders with integrated support for digital broadcast standards, one with ATSC for the U.S. and another with DVB for Europe, representing the first reference designs to combine all key technologies from one IC supplier.

•                  Zoran is working with several DTV manufacturers to build converter boxes to meet potential demand once the Congressional subsidy for the analog to digital conversion program is rolled out.

•                  Zoran announced its Activa 200, an advanced DVD player/recorder system-on-a-chip, integrating the DVD read/write front-end and back-end functions, and its analog companion Activa 250 chip are now sampling to major DVD recorder manufacturers worldwide.

•                  Zoran announced its Activa 220 and 230 processors, which integrate PVR and DTV set top box functions, are sampling to DVD recorder makers worldwide.

•                  Zoran announced its ninth generation family of Vaddis 9 DVD multimedia processors, a fully digital end-to-end solution for DVD player applications from standalone to portables that also reduces system cost by lowering component count while also reducing system power consumption.

•                  Zoran announced that its IPS/SPS interpreter for Microsoft’s new XPS Document format to be released in the next generation of Windows Operating System will be available to printer and MFP manufacturers through an Early Adopter Program.

Future Outlook

The following statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.

Excluded in the future outlook for the first quarter of 2006 are the impact of monies to be received under the MediaTek litigation settlement announced on January 26, 2006.  The following outlook is based only on Zoran's expected results from core operations.

The Company is currently expecting first quarter 2006 revenues to range between $103 million and $106 million with gross margins of approximately 50 to 51 percent.  Operating expenses are expected to be in a range of $46 million to $47 million and, including acquisition related costs of $13 million but excluding option expense charges under FAS 123R, net loss for the quarter is expected to be in the range of $0.15 and $0.18 per share.  Non-GAAP earnings for the quarter, which excludes these acquisition related costs, are expected to range between $0.10 and $0.12 per diluted share.

Zoran will provide more commentary on its fourth quarter results during the quarterly conference call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran reports non-GAAP financial results.  Non-GAAP net income (loss) excludes amortization of acquisition-related intangibles, amortization of deferred stock-based compensation, restructuring expense and in-process research and development expenses.

Non-GAAP net income (loss) gives an indication of the Company’s baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.  The Company believes that this presentation of non-GAAP results of operations provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations as they exclude charges specifically related to acquisitions made by the Company which we consider to be outside of our core operating results. The Company believes when GAAP results of operations are viewed in conjunction with non-GAAP results of operations, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance.  In addition, the Company’s management uses these non-GAAP measures for reviewing the financial results of the Company and for planning and forecasting future periods.  These measures are not in accordance with or an alternative for GAAP financial statements and may be materially different from non-GAAP measures used by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 5:00 p.m. ET today to discuss fourth quarter results.  To listen to the call, please call 617-847-3007 approximately five minutes prior to the start of the call.  For those who are not available to listen to the live conference call, a replay will be available from approximately 4:00 p.m. PT on January 30, 2006, until 4:00 p.m. PT on February 5, 2006. The access number for the replay is 617-801-6888, confirmation number 43056209.  Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect and Share technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DVD, digital camera, DTV, multimedia mobile phone, and multifunction printer products have received recognition for excellence and are now in millions of homes and offices worldwide. With headquarters in the U.S. and operations in Canada, China, England, Germany, India, Israel, Japan, Korea, and Taiwan, Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements that reflect the Company’s current view with respect to future events and financial performance. These forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements including risks associated with: the rapidly evolving markets for the Company’s products and uncertainty regarding the development of these markets; new product development, the ongoing introduction of new and enhanced products by the Company and its competitors and the transition from older products; intensive competition in markets in which the Company competes; the Company’s reliance on independent foundries and contractors for its wafer supplies and product assembly and testing and its ability to ramp up manufacturing capacity to meet changing customer requirements; the effects of changes in revenue and product mix on the Company’s gross margins; the Company’s historic dependence on sales to a limited number of large customers and fluctuations in customer and product mix among those customers; the dependence on key Company personnel; the reliance on international sales and operations, particularly the Company’s operations in Israel; and the effects of general business and changing economic conditions on the markets that the Company serves. Further information regarding these and other risks and uncertainties can be found in the Company’s most recently filed annual report on Form 10-K and other filings that have been made with the SEC.

Zoran, the Zoran logo, COACH, SupraHD, SupraTV, Vaddis, and Quatro are trademarks of Zoran Corporation in the United States and/or other countries.  All other brands or names may be claimed as property of others.

###

ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenues:
Hardware product revenues	$95,432	$58,560	$339,539	$315,697
Software and other revenues	13,879	16,204	56,219	63,167
Total revenues	109,311	74,764	395,758	378,864

Costs and expenses:
Cost of hardware product revenues	49,689	55,512	185,549	226,235
Research and development	24,138	20,843	89,028	82,245
Selling, general and administrative	24,522	16,965	93,831	67,086
Amortization of intangibles	12,736	12,330	50,254	45,358
Deferred stock compensation	228	742	1,546	4,051
Restructuring expense	—	746	—	746
In-process research and development	—	—	2,650	—
Total costs and expenses	111,313	107,138	422,858	425,721

Operating loss	(2,002)	(32,374)	(27,100)	(46,857)

Interest & other income, net	888	411	2,293	1,043
Loss before income taxes	(1,114)	(31,963)	(24,807)	(45,814)

Provision for income taxes	964	(1,833)	2,164	1,540
Net loss	$(2,078)	$(30,130)	$(26,971)	$(47,354)

Basic net loss per share	$(0.05)	$(0.70)	$(0.61)	$(1.11)
Diluted net loss per share	$(0.05)	$(0.70)	$(0.61)	$(1.11)

Shares used to compute basic net loss per share	45,249	43,212	44,267	42,788
Shares used to compute diluted net loss per share	45,249	43,212	44,267	42,788

ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2005		2004		2005		2004

GAAP net loss	$(2,078)		$(30,130)		$(26,971)		$(47,354)

Adjusting items to GAAP net loss:
Amortization of intangibles	12,736	(a)	12,330	(a)	50,254	(a)	45,358	(a)
Deferred stock compensation	228	(b)	742	(b)	1,546	(b)	4,051	(b)
Restructuring expense	—		746	(c)	—		746	(c)
In process research and development	—		—		2,650	(d)	—

Non-GAAP net income (loss)	$10,886	(e)	$(16,312	)(e)	$27,479	(e)	$2,801	(e)

Non-GAAP basic net income (loss) per share	$0.24	(e)	$(0.38	)(e)	$0.62	(e)	$0.07	(e)
Non-GAAP diluted net income (loss) per share	$0.23	(e)	$(0.38	)(e)	$0.61	(e)	$0.06	(e)

Shares used to compute non-GAAP basic net income (loss) per share	45,249		43,212		44,267		42,788
Shares used to compute non-GAAP diluted net income (loss) per share	47,115		43,212		45,395		44,623

(a) This adjustment reflects the amortization of intangible assets associated with the acquisitions of Oak Technology, Inc. in August 2003, Emblaze Semiconductor in July 2004 and Oren Semiconductor, Inc. in June 2005.  These acquired intangible assets are amortized over their estimated useful lives.  Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating our core operating results.  (see (e) below)

(b) This adjustment reflects a deferred stock compensation charge related to the acquisition of Oak Technology, Inc. in August 2003.  This deferred stock compensation charge does not impact the Company’s ongoing cash flows and is excluded by management when evaluating our core operating results. (see (e) below)

(c) This adjustment reflects a restructuring charge recorded by the Company during the fourth quarter of 2004 related to the reduction in force and estimated lease loss due to the abandonment of the Sensor product line. This restructuring charge is excluded by management when evaluating our core operating results. (see (e) below)

(d) This adjustment reflects the in process research and development charge recorded by the Company as part of the acquisition of Oren Semiconductor, Inc. in June 2005.  This in process research and development charge does not impact the Company’s ongoing cash flows and is excluded by management when evaluating our core operating results. (see (e) below)

(e) Non-GAAP net income (loss) gives an indication of the Company’s baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.  The Company believes that this presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations as they exclude charges specifically related to acquisitions made by the Company which the Company considers to be outside its core operating results.  The Company believes when GAAP results of operations are viewed in conjunction with non-GAAP results of operations, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance.  In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for planning and forecasting future periods.  These measures are not in accordance with or an alternative for GAAP financial statements and may be materially different from non-GAAP measures used by other companies.

-more-

ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	December 31,
	2005	2004

ASSETS

Current assets:
Cash and short-term investments	$149,346	$70,413
Accounts receivable, net	70,174	59,863
Inventory	32,616	50,033
Prepaid expenses & other current assets	11,746	14,130
Total current assets	263,882	194,439

Property & equipment, net	16,057	17,190
Other assets	12,943	68,619
Intangible assets, net	311,341	319,033

Total assets	$604,223	$599,281

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$38,999	$34,017
Accrued expenses and other liabilities	53,937	51,102
Total current liabilities	92,936	85,119

Long term liabilities	11,939	13,535

Stockholders’ equity:
Common stock	45	43
Additional paid-in capital	727,597	705,661
Deferred stock-based compensation	(593)	(2,791)
Accumulated other comprehensive income	3,094	1,538
Accumulated deficit	(230,795)	(203,824)
Total stockholders’ equity	499,348	500,627

Total liabilities and stockholders’ equity	$604,223	$599,281

Contact:	Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com;
or Bonnie McBride (Investors), 415-388-1635, or bonnie@mcbridegrp.com
Web site: http://www.zoran.com
(ZRAN)